Exhibit 99.1
Earthstone Energy, Inc. Announces Termination of Sabalo Acquisition and Cancellation of Special Meeting of Stockholders

The Woodlands, Texas, December 21, 2018 - Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”), today announced that due to the recent significant decline in commodity prices and the related adverse effect on the debt and equity markets, the Company and Sabalo Holdings, LLC (“Sabalo Holdings”) have entered into an agreement to terminate the pending acquisition by the Company of Sabalo Energy, LLC under a Contribution Agreement dated as of October 17, 2018, effective immediately. In addition, the special meeting of Earthstone stockholders scheduled for January 3, 2019 to approve the acquisition has been cancelled. As part of the mutual termination agreement, Earthstone will reimburse Sabalo Holdings for transaction related expenses up to approximately $3.1 million, including costs incurred related to the acquisition of well-bore interests held by Shad Permian, LLC.

Management Comments

Frank A. Lodzinski, Chief Executive Officer of Earthstone, commented, “Despite the high quality of the Sabalo assets and the outstanding opportunity the transaction provided Earthstone, the drastic change in commodity prices and in the debt and equity markets has negatively affected the significant merits of the acquisition.  Accordingly, we have mutually agreed to terminate the Contribution Agreement.  While we are disappointed with this result, we greatly appreciate the hard work of the Sabalo management team, our officers and employees and our financial partners, as we all worked tirelessly to close this deal.”

Mr. Lodzinski further commented, “We are pleased with our achievements in 2018. As always, our highest priority is to protect our shareholders’ interests and we believe that Earthstone is well-positioned to continue to focus on shareholder returns and successfully withstand even a prolonged downturn in commodity prices and capital markets, given our operating strengths, low leverage, disciplined capital approach, and favorable hedge position  We will continue to concentrate on maintaining a strong balance sheet, operating efficiently, making accretive acquisitions that add production and enhance our acreage positions and pursuing larger transactions that are beneficial to our shareholders. Finally, in January, we expect to provide an operations update, announce our capital program and provide guidance for 2019.”

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the acquisition, development and operation of oil and natural gas properties, primarily in the Midland Basin of west Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under Earthstone’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K for the year ended December 31, 2017, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President - Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Director of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com